EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clarence Otis, Jr., C. Bradford Richmond and Paula J. Shives, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 relating to the registration of debt securities of Darden Restaurants, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 13th day of September, 2007 by the following persons.

/s/ Leonard L. Berry	/s/ Clarence Otis, Jr.
Leonard L. Berry	Clarence Otis, Jr.
Director	Director, Chairman of the Board and Chief Executive Officer

/s/ C. Bradford Richmond	/s/ Cornelius McGillicuddy, III
C. Bradford Richmond	Cornelius McGillicuddy, III
Senior Vice President and Chief Financial Officer	Director

/s/ Odie C. Donald	/s/ Michael D. Rose
Odie C. Donald	Michael D. Rose
Director	Director

/s/ David H. Hughes	/s/ Maria A. Sastre
David H. Hughes	Maria A. Sastre
Director	Director

/s/ Charles A. Ledsinger, Jr.	/s/ Jack A. Smith
Charles A. Ledsinger, Jr.	Jack A. Smith
Director	Director

/s/ William M. Lewis, Jr.	/s/ Rita P. Wilson
William M. Lewis, Jr.	Rita P. Wilson
Director	Director

/s/ Andrew H. Madsen
Andrew H. Madsen
Director